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                                                                   EXHIBIT 10.42

                                                            MBR&M DRAFT 6/12/02

                                OMNIBUS AMENDMENT

         This OMNIBUS AMENDMENT, dated as of June 21, 2002 (this
"Amendment"), is among BORDERS GROUP, INC. (the "Company"), BORDERS, INC. ("Borders"), WALDEN BOOK COMPANY, INC. ("Walden"), WALDENBOOKS PROPERTIES, INC. ("WPI"), BORDERS PROPERTIES, INC. ("BPI"), WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly stated herein, but solely as Owner Trustee ("Owner Trustee"), SAM PROJECT FUNDING CORP. I, as Investor ("Investor"), PNC BANK, NATIONAL ASSOCIATION, as former Administrative Agent, BANK ONE, NA (f/k/a The First National Bank of Chicago), as former Syndication Agent, DEUTSCHE BANK TRUST COMPANY AMERICAS (as successor to Bankers
Trust Company), as former Real Estate Administrative Agent, SUNTRUST BANK, as Co-Arranger, Administrative Agent ("Administrative Agent"), Real Estate Administrative Agent ("Real Estate Administrative Agent") and Documentation Agent ("Documentation Agent"), FLEET NATIONAL BANK, as Co-Arranger (together with SunTrust Bank, each a "Co-Arranger" and collectively, "Co-Arrangers") and Syndication Agent ("Syndication Agent"), and the Lenders party thereto (the "Lenders").

                                   BACKGROUND

         1. The Company, Borders, Walden, WPI, BPI, Owner Trustee, Investor, former Administrative Agent, former Syndication Agent, former Real Estate Administrative Agent and certain of the Lenders are parties to that certain Participation Agreement, dated as of November 22, 1995, which was Amended and Restated October 17, 1997 (the "Participation Agreement").

         2. Owner Trustee, as Borrower, former Administrative Agent, former Syndication Agent and former Real Estate Administrative Agent are parties to that certain Credit Agreement, dated as of November 22, 1995, which was Amended and Restated as of October 17, 1997 (the "Credit Agreement").

         3. The parties hereto desire to amend the Participation Agreement, the Credit Agreement and certain other Operative Agreements (as defined below) in order to extend the Maturity Date of the facility, to decrease the facility provided thereunder, to add certain new Lenders and certain new Guarantors and in certain other respects as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Participation Agreement.

         Section 2. Agent Roles. (a) PNC Bank, National Association, hereby resigns as Administrative Agent. Bank One, NA, hereby resigns as Syndication Agent. Bankers Trust Company hereby resigns as Real Estate Administrative Agent. SunTrust Bank is hereby
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designated as Co-Arranger, Documentation Agent, Administrative Agent, Real
Estate Administrative Agent and Agent. Fleet National Bank is hereby designated as Co-Arranger and Syndication Agent.

         (b) Each party hereto acknowledges and agrees that neither SunTrust Bank nor Fleet National Bank (collectively, the "New Agents"), individually or in any of their respective agent capacities, makes any representations or warranties regarding the status of perfection of any security interest in any collateral granted under the Operative Agreements and that neither New Agent shall bear any responsibility for obtaining or maintaining the perfection of any such security interest.

         Section 3. Certain Definitions. (a) Appendix A is hereby amended by deleting the definitions "Affiliate", "Aggregate Commitment Amount", "Authorized Officer", "Capitalized Lease", "Change in Control", "Consolidated Net Income", "Consolidated Tangible Net Worth", "Corporate Credit Agreement", "Distributions", "Financed Lease", "Fiscal Quarter", "Fiscal Year", "Fixed Charge Coverage Ratio", "Foreign Subsidiary", "GAAP", "Governmental Authority", "Indebtedness", "Investment", "Kmart Agreements", "Kmart Indemnity", "Kmart Intercompany Agreement", "Kmart Registration Rights Agreement", "Kmart Tax Agreement", "Leverage Ratio", "Lien", "Material Adverse Effect", "Maturity Date", "Multiemployer Plan", "Permitted Joint Venture Activity", "Principal Office", "Rent Expense", "Solvent", "Subsidiary", "Tranche A Maximum Amount", "Tranche B Maximum Amount", and "Wholly-Owned Subsidiary".

         (b) Appendix A is hereby amended by inserting the following new definitions in alphabetical order as follows:

                  "Accounts Receivable" shall mean all rights of the Company or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Company or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with GAAP.

                  "Acquisition" shall mean any transaction, or any series of related transactions, consummated on or after the date of the Omnibus Amendment, by which the Company or any of its Subsidiaries (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) a majority of the securities of a corporation, which securities have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage and voting power) of the outstanding partnership interests of a partnership or membership interests of a limited liability company.

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                  "Adjustment Date" shall mean the first day of the month in which a Compliance Certificate is to be delivered by the Guarantors pursuant to Section 11.04 of the Guarantee.

                  "Affiliate" shall mean any Person which, directly or indirectly, controls, is controlled by or is under common control with any of the Lessees or such Guarantor. "Control" of a Lessee or a Guarantor means the power, directly or indirectly, (a) to vote five percent (5%) or more of the Capital Stock (on a fully diluted basis) of such Lessee or such Guarantor having ordinary voting power for the election of directors, managing members or general partners (as applicable); or (b) to direct or cause the direction of the management and policies of such Lessee or such Guarantor (whether by contract or otherwise).

                  "Agree Litigation" shall mean Borders, Inc. et al v. Agree Limited Partnership et al, Washtenaw Circuit Court Case Number 01-833-CZ and Court of Appeals Number 238628.

                  "Aggregate Commitment Amount" shall mean $100,000,000, as such amount may be increased or decreased pursuant to the Credit Agreement.

                  "Applicable Pension Legislation" shall mean at any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to any Lessee, any Guarantor or any of their Subsidiaries.

                  "Authorized Officers" shall mean the President, Senior Vice President - Finance and Chief Financial Officer, Vice President - Financial Planning and Reporting, Vice President - Finance and Asset Protection or Treasurer of any Lessee or any Guarantor.

                  "Balance Sheet Date" shall mean January 27, 2002.

                  "BPI" shall mean Borders Properties, Inc., a Delaware corporation.

                  "Capital Assets" shall mean fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve
         (12) months or less in accordance with GAAP.

                  "Capital Expenditures" shall mean amounts paid or Indebtedness incurred by the Company or any of its Subsidiaries in connection with the purchase or lease by the Company or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP, provided that Capital Expenditures shall not include any expenditures made (a) to effect any Acquisition, (b) with respect to the Existing Synthetic Lease Facility and the New

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         Synthetic Lease Facility in the event either or both facilities are recharacterized as Capitalized Leases or (c) to acquire property out of the Existing Synthetic Lease Facility.

                  "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Capitalized Leases" shall mean leases under which the Company or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

                  "CA-Property" shall mean any and all property, whether real, personal, tangible, intangible or mixed, both owned and leased pursuant to Capitalized Leases, of any Person.

                  "Change of Control" shall mean an event or series of events by which any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act), directly or indirectly, of thirty-five percent (35%) or more of the outstanding shares of Capital Stock of the Company; or, during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period (together with any new directors whose election by the Board of Directors of BGI was approved by a vote of sixty-six and two-thirds percent (66 2/3%) of the directors then still in office who were either directors at the beginning of such period or whose election was previously so approved) shall cease to constitute a majority of the board of directors of the Company.

                   "Compliance Certificate" is defined in Section 11.04(c) of the Guarantee.

                  "Consolidated or consolidated" shall mean, with reference to any term defined herein, shall mean that term as applied to the accounts of the Company and its Subsidiaries, consolidated in accordance with GAAP.

                  "Consolidated EBITDA" shall mean with respect to any period, an amount equal to the sum of (a) Consolidated Net Income of the Company and its Subsidiaries for such period, (excluding (i) all extraordinary nonrecurring items of income, but not losses (except to the extent such extraordinary losses are offset by such extraordinary income) and (ii) income or loss of any Joint Venture to which the Company or any of its Subsidiaries is a party), plus (b) in each case to the extent deducted in the calculation of such Person's Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus
         (iii) Consolidated Total Interest Expense paid or accrued during such period, all as determined in accordance with GAAP; provided, however, that there shall be excluded in calculating

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         Consolidated Net Income for purposes of this definition any losses attributable to the use of a fair value methodology for recognition and measurement of impairment of goodwill not identified with impaired assets in accordance with Accounting Principles Board Opinion No. 142.

                  "Consolidated Excess Cash Flow" shall mean, with respect to the Company and its Subsidiaries and any particular period, an amount equal to (a) Consolidated EBITDA for such period plus if applicable, in-flows resulting from Net Working Capital Changes for such period minus (b) the sum of, in each case for such period, (i) if applicable, out-flows resulting from Net Working Capital Changes, (ii) to the extent not already deducted in the determination of Consolidated EBITDA, Capital Expenditures, (iii) any Restricted Payment Amount, (iv) cash payments for all taxes paid during such period and (v) any mandatory repayments (whether scheduled or otherwise) of principal on any Indebtedness of the Company or any of its Subsidiaries paid or due and payable during such period.

                  "Consolidated Fixed Charges" shall mean, with respect to the Company and its Subsidiaries and for any period, the sum, without duplication, of (a) Consolidated Total Interest Expense for such period, plus (b) Rent Expense, plus (c) Lease Financing Rent Expense, plus (d) any and all scheduled repayments of principal during such period in respect of Indebtedness that becomes due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which any Lessee, any Guarantor or any of their Subsidiaries is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Capitalized Leases, and (iv) Indebtedness of the type referred to above of another Person guaranteed by the Company or any of its Subsidiaries. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

                  "Consolidated Free Cash Flow" shall mean, with respect to any period, an amount equal to (a) net cash provided by operations of a Person and its Subsidiaries for such period (as set forth as a line item on such Person's consolidated statement of cash flows in accordance with GAAP) minus (b) Capital Expenditures made by such Person and its Subsidiaries during such period.

                  "Consolidated Net Income (or Deficit)" shall mean the consolidated net income (or deficit) of the Company and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

                  "Consolidated Operating Cash Flow" shall mean for any period, an amount equal to the sum of (a) Consolidated EBITDA plus (b) Rent Expense and (c) Lease Financing Rent Expense, in each case of the Company and its Subsidiaries for such period determined in accordance with GAAP.

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                  "Consolidated Tangible Net Worth" shall mean the excess of
         Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

                  (a) the total book value of all assets of the Company and its Subsidiaries properly classified as intangible assets under GAAP, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (b) all amounts representing any write-up in the book value of any assets of the Company or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date, excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52; plus

                  (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

                  "Consolidated Total Assets" shall mean the sum of (a) all assets ("consolidated balance sheet assets") of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, plus (b) without duplication, all sold receivables referred to in clause (g) of the definition of the term "Indebtedness" to the extent that such receivables would have been consolidated balance sheet assets had they not been sold.

                  "Consolidated Total Funded Debt" shall mean with respect to the Company and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Company and its Subsidiaries, on a consolidated basis, relating to or in respect of (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds but excluding letters of credit outstanding,
         (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), and (iii) any Synthetic Leases or any Capitalized Leases, plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by any Lessee, the Company or any of their Subsidiaries.

                  "Consolidated Total Interest Expense" shall mean for any period, the aggregate amount of interest required to be paid or accrued by the Company and its Subsidiaries during such period on all Indebtedness of the Company and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

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           "Consolidated Total Liabilities" shall mean all liabilities of the
   Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of the Company and its Subsidiaries.

           "Distribution" shall mean the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of a Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of a Person, directly or indirectly through a Subsidiary of such Person or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by a Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of such Person.

           "Dollars" or "$" Means Dollars in lawful currency of the United States of America.

           "Dollar Equivalent" means, on any particular date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any amount denominated in currency other than Dollars, the amount (as conclusively ascertained by the Administrative Agent absent manifest error) of Dollars which could be purchased by the Administrative Agent (in accordance with its normal banking practices) in the London foreign currency deposit market with such amount of such currency at the Exchange Rate on such date.

           "Domestic Subsidiary" means any Subsidiary of the Company organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

           "Employee Benefit Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by any Lessee, any Guarantor or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

           "ERISA Affiliate" shall mean any Person which is treated as a single employer with any of the Lessees or the Guarantors under Section 414 of the Code.

           "ERISA Reportable Event" shall mean a reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

           "Exchange Rate" means, with respect to any Optional Currency, at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to such Optional Currency on the Reuters System (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London) for the conversion of such Optional Currency into Dollars; provided, however, that if there shall at any time no longer exist such a

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         page on such service, the Exchange Rate shall be determined by reference to another similar rate publishing service selected by the Administrative Agent.

                  "Financed Lease" shall mean a lease of real property, improvements on real property or real property and improvements thereon by the Company or any of its Subsidiaries entered into pursuant to the Participation Agreement or the New Master Agreement, as applicable.

                  "Financial Affiliate" shall mean a Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by Section 4(e) of the Bank Holding Company Act of 1956 (12 U.S.C. Section 1843).

                  "Fiscal Quarter" shall mean the 13/14 week period commencing on the day after the last day of the preceding Fiscal Quarter and ending on the Sunday (except with respect to Walden, on the Saturday) preceding the last Wednesday in each of April (first), July (second), October (third) and January (fourth) of each Fiscal Year. As used herein, "FQ1 2xxx" refers to the first Fiscal Quarter of the 2xxx Fiscal Year, "FQ2 2xxx" refers to the second Fiscal Quarter of the 2xxx Fiscal Year and so on.

                  "Fiscal Year" shall mean the 52/53 week period commencing on the day after the last day of the preceding Fiscal Year and ending on the Sunday (except with respect to Walden, on the Saturday) preceding the last Wednesday in January. By way of illustration, the Company's 2001 Fiscal Year ended January 27, 2002.

                  "Fixed Charge Coverage Ratio" shall mean as of any date of determination, the ratio of (a) Consolidated Operating Cash Flow for the Reference Period most recently ended to (b) Consolidated Fixed Charges for such Reference Period.

                  "Foreign Subsidiary" shall mean any Subsidiary of the Company organized under the laws of any jurisdiction other than the United States of America, any state or territory thereof or the District of Columbia.

                  "GAAP" or "generally accepted accounting principles" shall mean (a) when used in Sections 12.15 through 12.18 of the Guarantee, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Company reflected in its financial statements for the year ended on the Balance Sheet Date (unless otherwise agreed to by the parties hereto), and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Company adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other

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      than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

            "Governing Documents" shall mean with respect to any Person, its certificate or articles of incorporation or organization, its by-laws, or, as the case may be, its certificate of formation, limited partnership certificate, operating agreement, limited partnership agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

            "Governmental Authority" shall mean any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

            "Guaranteed Pension Plan" shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by any Lessee, any Guarantor or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

            "Indebtedness" shall mean as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

            (a) every obligation of such Person for money borrowed,

            (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

            (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

            (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

            (e) every obligation of such Person under any Capitalized Lease,

            (f) every obligation of such Person under any Synthetic Lease,

            (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted


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      receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

            (h) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

            (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

            (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

            (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses
      (a) through (j) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

            The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee,
      (v) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Company or any of its Wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or Interest earned on such investment, (w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (x) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (y) any equity related purchase obligation shall be the


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      maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (z) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Investments" shall mean all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof; and (e) the amount of any Investment made by a transfer of property shall be valued at the fair market value of such transferred property at the time of such transfer.

            "Joinder Agreements" shall mean joinder agreements in substantially the form of Exhibit B to the Guarantee pursuant to which Subsidiaries of the Company become parties to and agree to be bound by the provisions of the Guarantee as a Guarantor.

            "Joint Venture" shall mean any corporation, partnership, limited liability company, joint venture or other entity in which the Company and its Subsidiaries own not more than 50% of the capital stock, partnership interests, membership interests or other ownership interests and which does not meet the definition of "Subsidiary" herein.

            "Kmart Agreements" shall mean the Kmart Indemnity and the Kmart Tax Agreement.

            "Kmart Indemnity" shall mean that certain Lease Guaranty, Indemnification and Reimbursement Agreement, dated May 24, 1995, as amended, among the Company, one or more of the Lessees and Kmart.

            "Kmart Tax Agreement" shall mean that certain Tax Allocation and Indemnification Agreement, dated May 24, 1995, between the Company and Kmart.

            "Lease Financing Rent Expense" shall mean all Basic Rent (as defined herein) and Basic Rent (as defined in the New Master Agreement) payable by the Company and its Subsidiaries, as lessee or sublessee under a Financed Lease and any rent payable by the Company and its Subsidiaries under Ground Leases (as defined in each of the Credit Agreement and the New Master Agreement).

            "Leverage Ratio" shall mean as at any date of determination, the ratio of (a) Consolidated Total Funded Debt outstanding on such date to
      (b) Consolidated EBITDA for the Reference Period ending on such date.

            "Library" shall mean the Library, Ltd., a Missouri corporation.

            "Lien" shall mean any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise, but excluding any right of set off pursuant to agreements entered into in the ordinary course of business), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

            "MARGIN STOCK" MEANS "MARGIN STOCK" AS DEFINED IN REGULATION U OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM.

            "Material Adverse Effect" shall mean with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

            (a) a material adverse effect on the business, properties, prospects, condition (financial or otherwise), assets, operations or income of any of the Lessees or the Guarantors, individually or the Lessees, the Guarantors and their Subsidiaries, taken as a whole;

            (b) a material adverse effect on the ability of any of the Lessees, any of the Guarantors or any of their Subsidiaries, individually and taken as a whole, to perform any of their respective Obligations under any of the Operative Agreements to which it is a party; or

            (c) any impairment of the validity, binding effect or enforceability of any of the Operative Agreements or any impairment of the rights, remedies or benefits available to any Agent or any Lender under any Operative Agreement.

            "Maturity Date" shall mean June 20, 2004 unless, no later than [sixty (60)] days prior to such day, the Company shall have delivered to the Lenders and the Administrative Agent a written statement certified by an Authorized Officer representing to the facts that either (a) a final non-appealable judgment or settlement has been reached in the Agree Litigation and the Agree Project Loans have been repaid in full, or (b) the Agree Litigation is continuing but the outstanding principal balance of the

      Revolving Credit Loans as of such date is less than $10,000,000, in which case the Maturity Date shall mean June 20, 2005. In the event that the Company delivers written notice to the Lenders and the Administrative Agent that the Agree Litigation is continuing as of the date which is [sixty (60)] days prior to the then Maturity Date and has further requested that nonetheless the Lenders agree to an extension of the then Maturity Date to June 20, 2005, the Company shall promptly provide the Lenders and the Administrative Agent with such further information regarding the Agree Litigation as any Lender or the Administrative Agent may request. Each Lender may, in its sole discretion, consent to the proposed extension of the then Maturity Date by notifying the Administrative Agent of such determination by the thirtieth day prior to the then Maturity Date. If all the Lenders consent to the extension by so notifying the Administrative Agent in writing by the thirtieth day prior to the then Maturity Date, the then Maturity Date shall be extended to June 20, 2005 and the "Maturity Date" shall mean June 20, 2005 for all purposes hereof.

            "Multiemployer Plan" shall mean any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by any Lessee, any Guarantor or any ERISA Affiliate.

            "Net Working Capital Changes" shall mean with respect to the Company and its Subsidiaries, for any fiscal period and without duplication, the difference (expressed as a positive or a negative number) of (a) the sum of (i) both billed and unbilled Accounts Receivable plus (ii) inventory of the Company and its Subsidiaries and other current assets considered part of working capital in accordance with GAAP, minus (iii) current accounts payable of the Company and its Subsidiaries, minus (iv) current accruals and accretions (exclusive of interest accruals and accretions) of the Company and its Subsidiaries, in each case, for such fiscal period, minus
      (b) the sum of (i) both billed and unbilled Accounts Receivable, plus,
      (ii) inventory of the Company and its Subsidiaries and other current assets considered part of working capital in accordance with GAAP, minus
      (iii) current accounts payable of the Company and its Subsidiaries, minus
      (iv) current accruals and accretions (exclusive of interest accruals and accretions) of the Company and its Subsidiaries, in each case, for the fiscal period of equal duration immediately prior to such fiscal period.

            "New Lease Guaranty" shall mean the Guaranty Agreement dated as of June 21, 2002 entered into by the Company and certain Subsidiaries of the Company in favor of the lenders parties to the New Lease Loan Agreement and SunTrust Bank as agent for such lenders and in form and substance satisfactory to the Syndication Agent.

            "New Lease Loan Agreement" shall mean the Loan Agreement dated as of June 21, 2002 among Atlantic Financial Group, Ltd., the lenders party thereto and SunTrust Bank as agent for such lenders and in form and substance satisfactory to the Syndication Agent.

            "New Master Agreement" shall mean the Master Agreement dated as of June 21, 2002 by and among Borders and certain of the Company's other Subsidiaries, as lessees, the Company and certain of its Subsidiaries, as guarantors, Atlantic Financial Group, Ltd., as lessor, the lenders parties to the New Lease Loan Agreement, Fleet National Bank, as co-arranger and syndication agent, and SunTrust, as co-arranger, documentation agent and agent for such lenders and in form and substance satisfactory to the Syndication Agent.

            "New Synthetic Lease" shall mean the Lease Agreement, dated as of June 21, 2002, among Atlantic Financial Group, Ltd., as lessor, and Borders, Inc., and certain other subsidiaries of the Company, as lessees.

            "New Synthetic Lease Documents" shall mean the New Lease Loan Agreement, the New Lease Guaranty, the New Master Agreement and the other Operative Agreements as defined therein, each in form and substance satisfactory to the Syndication Agent.

            "New Synthetic Lease Facility" shall mean the Synthetic Lease facility agented by SunTrust Bank to be entered into by the Company and certain of its Subsidiaries on June 21, 2002 pursuant to the New Synthetic Lease Documents with a total facility amount not to exceed $75,000,000.

            "Obligor Group" shall mean collectively, the Company, the Lessees and the Guarantors (including any Subsidiary of the Company which as of any date of determination has become a Guarantor pursuant to the provisions of the Guarantee).

            "Obligor Group Requirement" shall mean the requirement that Consolidated Free Cash Flow of the Obligor Group for each Reference Period shall not be less than 85% of Consolidated Free Cash Flow of the Company and its Subsidiaries for such Reference Period.

            "Omnibus Amendment Effective Date" shall mean June 21, 2002.

            "Online" shall mean Borders Online, LLC, a Delaware limited liability company.

            "Optional Currency" means each of the following types of currency:
      Euros, Australian Dollars ("AUD"), British Pounds Sterling ("GBP"), Canadian Dollars ("CAD"), Japanese Yen ("JPY"), New Zealand Dollars ("NZD"), or Singaporean Dollars ("SGD").

            "Outlet" shall mean Borders Outlet, Inc., a Colorado corporation.

            "Permitted Joint Venture Activity" shall mean any Investment by the Company or any Subsidiary of the Company in any Joint Venture provided that (a) the aggregate amount of all such Investments does not at any time exceed 15% of Consolidated Tangible Net Worth, determined as of the last day of the Fiscal Quarter most recently ended and (b) both before and after giving effect to such Investment, the Lessees and the Company are in compliance with the Obligor Group Requirement.

            "Permitted Liens" shall mean Liens permitted by Section 12.02 of the Guarantee.

            "Principal Office" shall mean             .

            "Real Estate" shall mean all real property at any time owned or leased (as lessee or sublessee) by the Company or any of its Subsidiaries.

            "Reference Period" shall mean as of any date of determination, the period of four (4) consecutive fiscal quarters of the Company and its Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

            "Rent Expense" shall mean all fixed rents payable by the Company and its Subsidiaries, as lessee or sublessee under a lease of CA-Property (other than rents payable under Financed Leases), exclusive of any amounts required to be paid by the Company and its Subsidiaries (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, utilities, operating and labor costs, and similar charges. Fixed rents under any so-called "percentage leases" shall be computed based on the actual amount of rent paid, and not on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues. The term Rent Expense shall exclude any payments made in respect of any Capitalized Lease.

            "Restricted Payment" shall mean in relation to the Company and its Subsidiaries, any (a) Distribution, or (b) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Company or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Company or such Subsidiary.

            "Restricted Payment Amount" means (a) an amount not to exceed $100,000,000 in aggregate amount over the term of the Lease and the sum of $50,000,000 in any Fiscal Year plus (b) the aggregate amount paid to the Company (whether in cash or in shares of the Company's stock), from time to time and at any time since the Omnibus Amendment Effective Date, by officers, employees or directors of the Company or any of its Subsidiaries in connection with the exercise of options to purchase shares of the Company's stock, plus (c) the realized tax benefit (as calculated by the Company in a manner satisfactory to the Administrative Agent, for tax years ending after the Omnibus Amendment Effective Date resulting from the exercise of such options or resulting from the lapse of restrictions on (and vesting of rights in) certain shares of the Company's stock subject to the Management Stock Purchase Plan or any similar successor plan from time to time and at any time since January 28, 2002. For purposes of calculating the

      Restricted Payment Amount, to the extent shares of the Company's stock are delivered to the Company in payment of the exercise price of options, or in payment of taxes associated with the exercise of options or the vesting of restricted shares, such delivered shares are deemed to be repurchased by the Company at fair market value (as defined in the Company's stock option plan) on the date of delivery to the Company. Such delivered share repurchases will serve to reduce the available Restricted Payment Amount.

            "Revolving Credit Agreement" means the Multicurrency Revolving Credit Agreement, dated as of June 21, 2002, among BGI, Borders, Walden Book Company, Inc., BGP (UK) Limited, Borders (UK), Limited, Borders Australia Pty., Ltd., the lenders listed on Schedule 1 thereto, PNC Bank, National Association, as administrative agent, Fleet National Bank, as syndication agent, Wachovia Bank, National Association, as co-syndication agent, Bank One, NA (Main Office Chicago), as documentation agent, with Fleet Securities, Inc., having acted as arranger.

            "Solvent" shall mean with respect to any Person on a particular date, that on such date (a) the fair value of the CA-Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Subsidiary" shall mean with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "SunTrust" shall mean SunTrust Bank, a Georgia banking corporation.

            "SunTrust Commitment Termination Date" shall mean the date that is three months after the Omnibus Amendment Effective Date.

            "Synthetic Lease" shall mean any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

            "Wholly-owned Subsidiary" shall mean any Subsidiary of the Company of which all of the outstanding shares of capital stock or other equity interests are owned by the Company (whether directly or through one or more Wholly-owned Subsidiaries of the Company) except for directors' qualifying shares in jurisdictions where such qualifying shares are required.

            "WPI" shall mean Waldenbooks Properties, Inc., a Delaware corporation.

      (c) The definition of "Agents" is hereby amended by inserting the phrase "the Documentation Agent" after the phrase "the Syndication Agent" where it appears in the first line thereof.

      Section 4. Aggregate Limit on Loans. (a) Section 2.01 of the Participation Agreement is hereby amended by deleting the number "$250,000,000" where it appears in clause (a) of the first sentence thereof and substituting therefor the number "$100,000,000".

      (b) Section 2.02 of the Participation Agreement is hereby amended by deleting the number "$250,000,000" where it appears in the third line thereof and substituting therefor the number "$100,000,000. Section 2.02 of the Participation Agreement is hereby further amended by inserting the following provisos at the end of the first sentence thereof:

      "; provided that it is expressly understood and agreed that the amount set forth in this sentence shall not be reinstated to the extent of any principal repayment of the Loans to the Lenders; provided, further, that on and after the Omnibus Amendment Effective Date, only SunTrust shall be obligated to make loans to the Owner Trustee up to its Commitment in accordance with the Credit Agreement, which commitment shall terminate on the SunTrust Commitment Termination Date"

      Section 5. Swing Loans. Article III of the Participation Agreement is hereby deleted.

      Section 6. Project Loan Percentage of Total Costs. Section 2.03(a) of the Participation Agreement is hereby amended by deleting the percentage "89%" where it appears in the seventh line thereof and substituting therefor the percentage "95%".

      Section 7. Representations and Warranties. Section 7.03 of the Participation Agreement is hereby deleted in its entirety and the following
Section 7.03 is hereby substituted therefor:

            7.03 Representations and Warranties of the Guarantors and the Lessees. Each of the Guarantors and the Lessees jointly and severally represents and warrants to each of the other parties as follows:

            (a) Corporate Authority.

                  (i) Incorporation; Good Standing. Each of the Guarantors, the
            Lessees and their Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

                  (ii) Authorization. The execution, delivery and performance of this Participation Agreement and the other Operative Agreements to which any of the Lessees, the Guarantors or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Lessees, the Guarantors or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Lessees, the Guarantors or any of their Subsidiaries and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, any of the Lessees, the Guarantors or any of their Subsidiaries.

                  (iii) Enforceability. The execution and delivery of this
            Participation Agreement and the other Operative Agreements to which any of the Lessees, the Guarantors or any of their Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

            (b) Governmental Approvals. The execution, delivery and performance by any of the Lessees, the Guarantors and any of their Subsidiaries of this Participation Agreement and the other Operative Agreements to which any of the Lessees, the Guarantors or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

            (c) Title to Properties; Leases. Except as indicated on Schedule 7.03(c) hereto, the Lessees, the Guarantors and their Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Lessees, the Guarantors and their Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens or other rights of others, except Permitted Liens.

            (d) Fiscal Year; Financial Statements and Projections.

                  (i) Fiscal Year. Each of the Lessees, the Guarantors and each of their Subsidiaries has a Fiscal Year which is the 52/53 week period ending on the Sunday (except with respect to Walden, on the Saturday) preceding the last Wednesday in January. The Fiscal Quarters and Fiscal Year of the Lessees, the Guarantors and their Subsidiaries are accurately described in the definitions thereof.

                  (ii) Financial Statements. There has been furnished to each of the Lenders (a) a consolidated balance sheet of Lessees, the Guarantors and its Subsidiaries as at the Balance Sheet Date, and consolidated statements of income and cash flow of the Lessees, the Guarantors and their Subsidiaries for the Fiscal Year then ended, certified by Ernst & Young LLP. Such balance sheet and statements of income and cash flow have been prepared in accordance with GAAP and fairly present the financial condition of Lessees, the Guarantors and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of any Lessee, the any Guarantor or any of their Subsidiaries as of such date involving material amounts, known to the officers of the Lessees or the Guarantors, which were not disclosed in such balance sheet and the notes related thereto.

                  (iii) Projections. The projections of the annual operating budgets of the Company and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the period from January 28,

            2002 through January 23, 2005, copies of which have been delivered to each Lender, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of any of the Lessees, the Guarantors or any of their Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Company and its Subsidiaries of the results of operations and other information projected therein.

            (e) No Material Adverse Changes, etc. Since the Balance Sheet Date there has been no event or occurrence which has had a Material Adverse Effect. Since the Balance Sheet Date, none of the Lessees or the Guarantors have made any Restricted Payment except as set forth in
      Schedule 7.03(e) hereto.

            (f) Franchises, Patents, Copyrights, etc. The Company and each of its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

            (g) Litigation. Except as set forth in Schedule 7.03(g) hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Company or any of its Subsidiaries before any Governmental Authority, that, (a) might reasonably be expected to, either in any case or in the aggregate, (i) have a Material Adverse Effect or (ii) materially impair the right of Lessees, the Guarantors and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Company and its Subsidiaries, or (b) question the validity of this Participation Agreement or any of the other Operative Agreements, or any action taken or to be taken pursuant hereto or thereto.

            (h) No Materially Adverse Contracts, etc. None of the Lessees, the Guarantors or any of their Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or is expected in the future to have a Material Adverse Effect. None of the Lessees, the Guarantors or any of their Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Lessees' and the Guarantors' officers, to have any Material Adverse Effect.

            (i) Compliance with Other Instruments, Laws, etc. None of the Lessees, the Guarantors or any of their Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

            (j) Tax Status. Each of the Lessees, the Guarantors and their Subsidiaries (i) has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject where, in the cases of state or foreign tax returns, failure to make such filing could have a Material Adverse Effect, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of any Lessee or any Guarantor know of any basis for any such claim.

            (k) No Event of Default. No Default or Event of Default has occurred and is continuing.

            (l) Holding Company and Investment Company Acts. None of the Lessees, the Guarantors or any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

            (m) Absence of Financing Statements, etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of any Lessee, any Guarantor or any of their Subsidiaries or any rights relating thereto.

            (n) Certain Transactions. Except as set forth on Schedule 7.03(n), none of the officers, directors, or employees of any Lessee, any Guarantor or any of their Subsidiaries is presently a party to any transaction with any Lessee, any Guarantor or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Lessees or the Guarantors, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            (o) Employee Benefit Plans.

                  (i) In General. Each Employee Benefit Plan and each Guaranteed
            Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by ss. 412 of ERISA. The Lessees and the Guarantors have heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss. 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  (ii) Terminability of Welfare Plans. No Employee Benefit Plan,
            which is an employee welfare benefit plan within the meaning of ss. 3(1) or ss. 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws, provided, however, that any Lessee(s) or any Guarantor(s) may include retirees in its employee welfare plans and pay a portion of the cost of such coverage so long as (a) the premium based cost of the coverage does not exceed, in the aggregate $2,000,000 and (b) such coverage is terminable at any time by the applicable Lessee(s) or the Guarantor(s). The Lessees or the Guarantors may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Lessees or the Guarantors without liability to any Person other than for claims arising prior to termination.

                  (iii) Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss. 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and none of the Lessees, the Guarantors or any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to ss. 307 of ERISA or ss. 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Lessee, the Guarantor or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable

            Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss. 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                  (iv) Multiemployer Plans. None of the Lessees, the Guarantors
            or any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss. 4201 of ERISA or as a result of a sale of assets described in ss. 4204 of ERISA. None of the Lessees, the Guarantors or any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss. 4241 or ss. 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss. 4041A of ERISA.

            (p) Use of Proceeds.

                  (i) General. The proceeds of the Loans shall be used for the acquisition and construction of the Properties in accordance with this Participation Agreement.

                  (ii) Regulations U and X. No portion of any Loan is to be
            used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

            (q) Environmental Compliance. The Lessees and the Guarantors have taken all appropriate inquiry into the previous ownership of the Real Estate consistent with good commercial or customary practice and, based upon such diligent investigation, has determined that, to the best of the Lessees' and the Guarantors' knowledge:

                  (i) none of the Lessees, the Guarantors, their Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery

            Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or a Material Adverse Effect;

                  (ii) none of the Lessees, the Guarantors or any of their
            Subsidiaries has received notice from any third party including, without limitation, any Governmental Authority, (A) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (B) that any hazardous waste, as defined by 42 U.S.C. ss. 6903(5), any hazardous substances as defined by 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss. 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that any Lessee, any Guarantor or any of their Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (iii) except as set forth on Schedule 7.03(q) attached hereto:
            (A) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (B) in the course of any activities conducted by the Lessees, the Guarantors, their Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (C) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Lessees, the Guarantors or their Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (D) to the best of the Lessees' and the Guarantors' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (E) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA (or the equivalent thereof in any foreign jurisdiction), treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Lessees' and the Guarantors' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (iv) none of the Lessees, the Guarantors or any of their
            Subsidiaries, or any of the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or to the effectiveness of any other transactions contemplated hereby.

            (r) Subsidiaries. Schedule 7.03(r), as the same may be updated pursuant to Section 7.03(v) hereof, states the name of each of the Company's Subsidiaries and Joint Ventures and, in each case, such entity's jurisdiction of incorporation, outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, such entity's outstanding partnership interests (the "Partnership Interests") if it is a partnership and such entity's outstanding membership interests (the "Membership Interests") if it is a limited liability company. The Company and each of its Subsidiaries has good and marketable title to all of the Subsidiary Shares, Partnership Interests, and Membership Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and Membership Interests have been validly issued and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests or Membership Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or Membership Interests except as indicated on Schedule 7.03(r).

            (s) Disclosure. None of this Participation Agreement or any of the other Operative Agreements contains any untrue statement of a material fact or omits to state a material fact (known to any of the Lessees, any of the Guarantors or any of their Subsidiaries in the case of any document or information not furnished by it or any of their Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to any of the Lessees, any of the Guarantors or any of their Subsidiaries which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

            (t) Senior Debt Status. The Obligations of each Lessee and each Guarantor under this Participation Agreement and each of the other Operative Agreements to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Lessee or such Guarantor except Indebtedness of such Lessee or such Guarantor to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Lessee, any Guarantor or any of their Subsidiaries which secures Indebtedness or other obligations of any Person except for Permitted Liens.

            (u) Solvency. After giving effect to each incurrence of Indebtedness hereunder, and the payment of all Fees, costs and expenses payable by each of the Lessees and the Guarantors hereunder, each of the Lessees and the Guarantors is Solvent.

            (v) Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Company shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided that, except for the amendment of Schedule 7.03(r) in connection with any new Subsidiary of the Company as permitted herein, no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Syndication Agent (which may request the consent of the Required Lenders) shall have accepted in writing such revisions or updates to such Schedule.

      Section 8. Representations of the Company on Project Closing Dates.
Section 8.01(e) of the Participation Agreement is hereby amended by deleting the phrases "the Lease," and "the Reassignment of Leases" where they appear therein.

      Section 9. Non-Revolving Loans.

      (a) Section 2.1(a) of the Credit Agreement is hereby amended by inserting the following proviso at the end of the first sentence thereof:

      ; provided that on and after the Omnibus Amendment Effective Date, only SunTrust shall make Revolving Credit Loans to the Borrower up to its Commitment, which commitment shall terminate on the SunTrust Commitment Termination Date.

      (b) Section 2.1(a) of the Credit Agreement is hereby further amended by deleting the last sentence thereof and substituting therefor the following sentence:

      Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow and repay pursuant to this
      Section 2.1; provided that the Borrower may not reborrow to the extent of any principal repayment of the Revolving Credit Loans to any of the Lenders.

      Section 10. Outstanding Revolving Credit Loans. Paragraph (b) of Section
2.1 of the Credit Agreement is hereby deleted in its entirety and the following paragraph (b) is substituted therefor:

            (b) Prior Revolving Credit Loans. Schedule 2.01(b) lists the Revolving Credit Loans outstanding for each Lender under the Agreement after giving effect to the Omnibus Amendment and the Revolving Credit Loans to be outstanding for each Lender hereunder as of such date.

      Section 11. Notes. Section 2.04 of the Credit Agreement is hereby deleted in its entirety and the following Section 2.04 is substituted therefor:

      2.04 Notes.

            The Revolving Credit Loans made by the Lenders shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1, in the case of Tranche A Loans (each, a "Tranche A Note"), or Exhibit A-2, in the case of Tranche B Loans (each, a "Tranche B Note"), with appropriate insertions as to payee, date and principal amount, payable to the order of the Administrative Agent for the ratable benefit of the Lenders and in a principal amount equal to the lesser of (a) the initial aggregate Commitments of the Lenders and (b) the aggregate unpaid principal amount of all Tranche A Loans or Tranche B Loans, as the case may be, made by the Lenders. The Administrative Agent is hereby authorized to record the date, the Borrowing Tranche and amount of the Revolving Credit Loans made by the Lenders, each continuation thereof, each conversion of all or a portion thereof to another Borrowing Tranche, the date and amount of each payment or prepayment of principal thereof and, in the case of Revolving Credit Loans with Euro-Rate Option, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided, that the failure to make any such recordation or any error in such recordation shall not affect the Borrower's obligations hereunder or under such Note. Each Note shall (i) be dated the Omnibus Amendment Effective Date, (ii) be stated to mature on the Maturity Date and (iii) provide for the payment of interest in accordance with Section 4.1.

      Section 12. Facility Fee. Section 2.7(a) of the Credit Agreement is hereby deleted in its entirety and the following Section 2.7(a) is substituted therefor:

            (a) The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders on a pro rata basis a facility fee (the "Facility Fee") determined on a daily basis with respect to the period from the Omnibus Amendment Effective Date to the Maturity Date (or to the date of termination in full of the Commitments if earlier) at the annual rate equal to the Facility Fee Rate as in effect from time to time, calculated on the Aggregate Commitment Amount. The Facility Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Omnibus Amendment Effective Date, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate; provided, that it is understood and agreed the Facility Fee payable under the Credit Agreement for the portion of the calendar quarter occurring prior to the Omnibus Amendment Effective Date shall be paid in accordance with the Credit Agreement without giving effect to the Omnibus Amendment.

      Section 13. Application of Prepayments. Section 5.02 of the Credit Agreement is hereby amended by inserting the following proviso at the end of the first sentence thereof:

      ; provided that, (i) the foregoing notwithstanding, each payment or prepayment by the Borrower with respect to principal with respect to the Revolving Credit Loans shall be applied to reduce the principal amount of the outstanding Revolving Credit Loans made by SunTrust Bank until such time as the aggregate outstanding Revolving Credit Loans made by the Lenders shall have been reduced to $75,000,000, and (ii) after such time as the aggregate outstanding Revolving Credit Loans shall have been so reduced, each payment or prepayment by the Borrower with respect to principal shall be applied as set forth in this Section 5.02; provided, further, that the aggregate outstanding Revolving Credit Loans shall be reduced to $75,000,000 no later than November 1, 2002.

      Section 14. Events of Default. (a) Paragraph (a) of Article IX of the Credit Agreement is hereby amended by deleting the number "five" where it appears in clause (ii) of paragraph (a) thereof and substituting the number "three" therefor and inserting the phrase "to any Lender or any Agent" after the word "hereunder" in clause (ii), and a new clause (iii) is inserted as follows:

            "(iii) default, and such default shall continue for five or more days, in the payment when due of any amount owing hereunder or under any other Credit Document to which it is a party to any Person other than a Lender or an Agent."

      (b) Paragraph (d) of Article IX of the Credit Agreement is hereby deleted in its entirety and the following paragraph (d) is substituted therefor:

            (d) any of the Guarantors or the Lessees shall fail to comply with any of its covenants contained in Section 11.01, Section 11.04,
      Section 11.05(a), the first sentence of Section 11.06, Section 11.12,
      Section 11.14 through Section 11.16, Section 12.01 through Section 12.18 (other than Sections 12.07 and 12.09) of the Guarantee; and (ii) any of the Guarantors or the Lessees or any of their Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Operative Agreements (other than those specified elsewhere in this Article IX) for thirty (30) days after written notice of such failure has been given to the Guarantors and the Lessees by the Administrative Agent (such grace period to be applicable only in the event such Default can be remedied by corrective action of the Guarantors and the Lessees as determined by the Administrative Agent in its sole discretion);

      (c) Paragraphs (h) through (s) of Article IX of the Credit Agreement are hereby deleted in their entirety and the following paragraphs (h) through (t) are substituted therefor:

            (h) any Guarantor, any Lessee or any of their Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for Indebtedness with an aggregate outstanding principal amount in excess of $25,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness with an aggregate outstanding principal amount in excess of $25,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

            (i) the Borrower or the Investor shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or the Investor or of any substantial part of the assets of the Borrower or the Investor or shall commence any case or other proceeding relating to the Borrower or the Investor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or the Investor and the Borrower or the Investor shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

            (j) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Guarantor, any Lessee or any of their Subsidiaries, the Borrower or the Investor bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Guarantor, any Lessee or any of their Subsidiaries, the Borrower or the Investor in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty days, whether or not consecutive, any final judgment against any Guarantor, any Lessee or any of their Subsidiaries that, with other outstanding final judgments, undischarged, against any Guarantor, any Lessee or any of their Subsidiaries exceeds in the aggregate $25,000,000;

                  (l) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or the Investor that, with other outstanding final judgments, undischarged, against the Borrower or the Investor exceeds in the aggregate $100,000;

                  (m) if any of the Operative Agreements shall be cancelled, terminated, revoked or rescinded, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Operative Agreements shall be commenced by or on behalf of any Guarantor, any Lessee, any of their Subsidiaries, the Borrower or the Investor party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Operative Agreements is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (n) any Guarantor, any Lessee or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $25,000,000, or any Guarantor, any Lessee or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $25,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of ss. 302(f)(1) of ERISA), provided that the Administrative Agent determines in their reasonable discretion that such event (A) could be expected to result in liability of any Guarantor, any Lessee or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $25,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

                  (o) any Guarantor, any Lessee or any of their Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any material part of its business and such order shall continue in effect for more than thirty
         (30) days and such restraint or enjoinment or similar restriction by any Governmental Authority would have a Material Adverse Effect;

                  (p) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Guarantor, any Lessee or any of their Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

                  (q) an Event of Default shall have occurred under the Kmart Indemnity such that Kmart shall have the right thereunder to exercise the rights granted to it pursuant to Sections 3(c)(ii) or Sections 3(c)(iii) thereof in respect of more than two (2) Premises (as such term is defined therein);

                  (r) any matured default shall have occurred under the Revolving Credit Agreement, the New Lease Loan Agreement or any Financed Lease, whether or not any obligations thereunder have been accelerated;

                  (s) a Change of Control shall occur; or

                  (t) the Company and its Subsidiaries at any time shall not be in compliance with the Obligor Group Requirement and such failure continues for thirty (30) days;

         (d) The paragraph at the end of Article IX of the Credit Agreement is hereby deleted in its entirety and the following paragraph is substituted therefor:

         then, and in any such event, (A) if such event is an Event of Default specified in paragraphs (in), (i) or (j) above, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and
         (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable (any of the foregoing occurrences or actions referred to in clause (A) or (B) above, an "Acceleration"). Except as expressly provided above in this Article IX, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         Section 15. Agents (a) Section 10.01 of the Credit Agreement is amended by inserting the words ", the Documentation Agent" after the words "the Syndication Agent" where they appear in the second line thereof.

         (b) Section 10.3 of the Credit Agreement is hereby amended by inserting a new clause (c) at the end of the first sentence thereof as follows:

                  (c) responsible in any manner to any of the Lenders for the recording or filing of any real estate document or financing statement or for obtaining or maintaining, or failing to obtain or maintain, a perfected security interest in any collateral in which a security interest has been granted under any Operative Agreement.

         Section 16. Amendment of Commitments.(a) Section 12.01 of the Credit Agreement is hereby amended by deleting the amount "$250,000,000" where it appears in clause (ii) of the second sentence thereof and substituting therefor the number $100,000,000.

         (b) Section 12.01 of the Credit Agreement is hereby further amended by inserting the phrase "or waive an Event of Default under paragraph (d) of
Article IX arising from a failure to comply with Section 11.16 of the Guarantee" at the end thereof.

         Section 17. Applicable Margin/Facility Fee Rate. Schedule 1.01(A) to the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor Schedule 1.01(A) attached hereto.

         Section 18. Commitments; New Lenders; Departing Lenders. Schedule II to the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor Schedule II attached hereto. Each of the financial institutions that is a party to this Amendment that was not a party to the Credit Agreement previously (the "New Lenders") is hereby made a party to the Participation Agreement and the Credit Agreement, and shall have all the rights and obligations of a "Lender" under the Participation Agreement, the Credit Agreement and the other Operative Agreements as if it were an original signatory thereto to the extent of its Commitment. Each of the New Lenders agrees to be bound by the terms and conditions applicable to a "Lender" set forth in the Participation Agreement, the Credit Agreement and the other Operative Agreements as if it were an original signatory thereto. Each of the New Lenders hereby acknowledges and confirms that it has received a copy of each of the Operative Agreements and that in becoming a Lender and in making its Commitment and Revolving Credit Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by, the Administrative Agent, the Co-Arrangers, the Documentation Agent, the Real Estate Administrative Agent, the Syndication Agent or any other Lender. The Guarantor, each Lessee and the Administrative Agent hereby consent to the addition of the New Lenders. On the date hereof, the New Lenders shall make payments to the Administrative Agent, who shall distribute such payments to the other Lenders (including the Departing Lenders) as prepayments of the principal of such other Lenders' Revolving Credit Loans and Swing Loans, such that, after giving effect to such payment and distributions, (i) each Lender's outstanding Revolving Credit Loans (other than SunTrust Bank) shall be equal to the product of (A) $75,000,000 times (B) such Lender's Ratable Share, and (ii) SunTrust Bank's outstanding Revolving Credit Loans shall be equal to (A) the aggregate outstanding principal amount of all Revolving Credit Loans on such date minus (B) the aggregate amount of all other Lenders' Revolving Credit Loans, as calculated pursuant to clause
(i). Such payment shall be made in immediately available funds to

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such account as the Administrative Agent shall specify to the Lenders. Each of the financial institutions that was party to the Participation Agreement and the Credit Agreement but is designated on the signature pages hereto as a "Departing Lender" hereby acknowledges receipt as of the date hereof of the amounts distributable to it pursuant to this Section, and in connection therewith each such Departing Lender's Notes shall hereby be deemed cancelled and such Departing Lender shall have no further rights or obligations under the Operative Agreements, except that all claims of the Departing Lenders pertaining to the representations, warranties, covenants and indemnities of the Borrower, the Guarantors and the Lessees under the Operative Agreements (without giving effect to this Amendment) shall survive in accordance with the terms of the Operative Agreements (without giving effect to this Amendment) to the extent such claims arose out of events occurring prior to the date hereof.

         Section 19. New Guarantors. Each of the entities designated as "Guarantors" on the signature pages hereto that were not party to the Guarantee prior to the date hereof hereby agree to become party to the Guarantee and the Participation Agreement as a Guarantor (each an "Additional Guarantor"). Each Additional Guarantor agrees that it shall be bound by all terms and provisions of, and shall be deemed a party to (as if it were an original signatory thereto) each of the Participation Agreement and the Guarantee. Each Additional Guarantor hereby acknowledges that it has received copies of the Operative Agreements.

         Section 20. Guarantors' Affirmative Covenants. Sections 11.01 through
11.12 of the Guarantee are hereby deleted in their entirety and the following Sections 11.01 through 11.16 are substituted therefor:

                  11.01 Punctual Payment. Each Guarantor will, and will cause each of the Lessees to, duly and punctually pay or cause to be paid Rent, the Facility Fees and all other amounts provided for in the Operative Agreements, all in accordance with the terms of the Operative Agreements. The Guarantors will duly and punctually pay or cause to be paid the Obligations and all other amounts provided for in this Guarantee and the other Operative Agreements

                  11.02 Maintenance of Office. Each of the Guarantors and the Lessees will maintain its chief executive office at 100 Phoenix Drive, Ann Arbor, Michigan or at such other place in the United States of America as such Guarantor or Lessee shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon such Guarantor or Lessee in respect of the Operative Agreements to which such Guarantor or Lessee is a party may be given or made.

                  11.03 Records and Accounts. Each of the Guarantors and the Lessees will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage Ernst & Young LLP or other independent

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
         certified public accountants satisfactory to the Administrative Agent as the independent certified public accountants of the Guarantors, the Lessees and their Subsidiaries and will not permit more than thirty
         (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Guarantors, the Lessees and their Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Administrative Agent.

                  11.04 Financial Statements, Certificates and Information. The Guarantors will deliver to each of the Lenders:

                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Guarantors and the Lessees, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of the Company or any of its Subsidiaries to continue as going concerns, by Ernst & Young LLP or by other independent certified public accountants satisfactory to the Administrative Agent, together with a written statement from such accountants to the effect that they have read a copy of the Operative Agreements, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Guarantors and the Lessees, copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Guarantors' and the Lessees' fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of the Company and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Guarantors and the Lessees in substantially the form of Exhibit A hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 12.15 through 12.18, the calculation of the Obligor Group Requirement and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

                  (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of any of the Guarantors or Lessees;

                  (e) from time to time upon request of the Administrative Agent, projections of the Company and its Subsidiaries updating those projections delivered to the Lenders and referred to in Section 7.03(d)(iii) of the Participation Agreement or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section 11.04(e); and

                  (f) from time to time such other financial data and information (including accountants management letters) as the Administrative Agent or any Lender may reasonably request.

                  11.05 Notices.

                  (a) Defaults. Each of the Guarantors and the Lessees will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Guarantors and the Lessees propose to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under any Operative Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Company or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Guarantors and the Lessees shall forthwith give written notice thereof to the Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

                  (b) Environmental Events. The Guarantors and the Lessees will promptly give notice to the Administrative Agent and each of the Lenders (i) of any violation of any Environmental Law that any of the Guarantors, the Lessees or any of their Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any Governmental Authority that could have a Material Adverse Effect.

                  (c) Notice of Litigation and Judgments. Each of the Guarantors and the Lessees will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Guarantors, the Lessees or any of their Subsidiaries or to which any of the Guarantors, the Lessees or any of their Subsidiaries is or becomes a party involving an uninsured claim against any of the Guarantors, the Lessees or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect on any of the Guarantors, the Lessees or any of their Subsidiaries and stating the nature and status of such litigation or proceedings. The Guarantors, the Lessees will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Guarantors, the Lessees or any of their Subsidiaries in an amount in excess of $15,000,000.

                  (d) Notice Regarding Certain Events. The Guarantors and the Lessees will furnish or cause to be furnished to the Administrative Agent and the Lenders written notice of (a) promptly after the adoption thereof, any amendment to the organizational documents of any Guarantor or Lessee; and (b) promptly, the enactment or adoption of any law which could reasonably be expected to have a Material Adverse Effect.

                  11.06 Legal Existence; Maintenance of Properties. Each of the Guarantors and the Lessees will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company or a limited liability partnership. It
         (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Guarantor or Lessee may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times,
         (c) will maintain in full force and effect all patents, trademarks, trade names, copyrights, licenses, permits and other authorizations necessary for the ownership and operation of its properties and business, and (d) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section
         11.06 shall prevent any of the Guarantors or the Lessees from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries, including the existence of any Subsidiary of the Company or the conversions of any Subsidiary of the Company to a limited liability company or limited liability partnership, if such discontinuance or conversion is, in the judgment of such Guarantor or Lessee, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect and, with respect to the conversions of a Lessee or a Guarantor to a limited liability company or limited liability partnership, simultaneously with such conversion, such Lessee or Guarantor shall have executed and delivered to the Administrative Agent all documentation which the Administrative Agent reasonably determine is necessary to continue such Lessee's or such Guarantor's obligations in respect of Operative Agreements.

                  11.07 Insurance. Each of the Guarantors and the Lessees will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. At the request of the Administrative Agent, the Company shall deliver from time to time a summary schedule indicating all insurance then in force with respect to each of the Guarantors and the Lessees.

                  11.08 Taxes. Each of the Guarantors and the Lessees will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Guarantor or Lessee or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that each of the Guarantors and the Lessees and each of their Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

                  11.09 Inspection of Properties. Each of the Guarantors and the Lessees shall permit the Lenders, through the Administrative Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of such Guarantor, Lessee or any of its Subsidiaries, to examine the books of account of such Guarantor, Lessee and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Guarantor, Lessee and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the

         Administrative Agent or any Lender may reasonably request. At the request of the Administrative Agent, but not more frequently than once a year, the Guarantors and the Lessees and their respective Authorized Officers shall hold a meeting of the Lenders, at which the Guarantors and the Lessees will present an analysis of the financial performance of the Company and its Subsidiaries during the previous Fiscal Year and a discussion of the expected results of operations for the then current Fiscal Year.

                  11.10 Compliance with Laws, Contracts, Licenses, and Permits. Each of the Guarantors and the Lessees will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws,
         (b) the provisions of its Governing Documents, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments, where, with respect to clauses (a), (c) and (d) only, failure to so comply could have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any of the Guarantors, any of the Lessees or any of their Subsidiaries may fulfill any of its obligations hereunder or any of the other Operative Agreements to which such Guarantor, such Lessee or such Subsidiary is a party, such Guarantor, such Lessee will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Guarantor or such Lessee or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

                  11.11 Employee Benefit Plans. The Guarantors and the Lessees will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under ss. 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, (b) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss. ss. 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under ss. ss. 4041A, 4202, 4219, 4242, or 4245 of ERISA and (c) promptly furnish to the Administrative Agent a copy of all actuarial statements required to be submitted under all Applicable Pension Legislation.

                  11.12 Use of Proceeds. The Borrower and the Lessor will use the proceeds of the Loans solely for the purposes set forth in Section 7.03(p) of the Participation Agreement.

                  11.13 Subsequent Credit Terms. The Guarantors shall notify the Administrative Agent in writing not less than ten (10) Business Days prior to any

         Guarantor or Lessee entering into any credit agreement or any amendment or modification to any existing credit agreement in either case as otherwise permitted hereunder, pursuant to which any Guarantor or Lessee agrees to representations, warranties or covenants which are more restrictive, as determined in the sole discretion of the Administrative Agent, than the representations, warranties or covenants hereof (the "More Restrictive Provisions"). Upon the execution of such new credit agreement, amendment or modification, the corresponding covenants, terms and conditions of this Guarantee and the Participation Agreement shall be and shall be deemed to be automatically and immediately amended to conform with and to include the applicable More Restrictive Provisions of such new credit agreement, amendment or modification; provided that the foregoing shall not be applicable to or be deemed to affect any provision of this Guarantee and the Participation Agreement if any new credit agreement, amendment or modification is less restrictive. Each of the Guarantors hereby agrees promptly to execute and deliver, and to cause each of the Lessees promptly to execute and deliver, any and all such documents and instruments and to take all such further actions as the Administrative Agent may, in its sole discretion, deem necessary or appropriate to effectuate the provisions of this Section 11.13.

                  11.14 Subsidiary Guaranties. If, with respect to any of the Company's Domestic Subsidiaries which are not members of the Obligor Group, (a) any such Domestic Subsidiary's total assets determined in accordance with GAAP at the end of any Fiscal Quarter constitute more than 10% of Consolidated Tangible Net Worth determined at the end of such Fiscal Quarter or (b) any such Domestic Subsidiary's net income determined in accordance with GAAP for any rolling four Fiscal Quarter period exceeds 10% of Consolidated Net Income for such four Fiscal Quarters, the Company shall cause such Domestic Subsidiary to become a Guarantor and agree to be bound by the provisions hereof, to execute a Joinder Agreement and to deliver such legal opinions and other documents and instruments as the Administrative Agent may request.

                  11.15 Further Assurances. Each of the Guarantors and the Lessees will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by the Operative Agreements.

                  11.16 Mortgage Recording. Each of the Guarantors that is also a Lessee will execute and deliver to the Real Estate Administrative Agent a mortgage or deed of trust, as applicable, in the form of Exhibit C, and appropriate UCC financing statements (including fixture filings) for each Property that is leased by such Guarantor, and will cause each such mortgage or deed of trust to be recorded in the appropriate recording office(s) in the applicable jurisdictions within 60 days of the Omnibus Amendment Effective Date. Each such Guarantor will also deliver, or cause to be delivered, to the Real Estate Administrative Agent within

         60 days of the Omnibus Amendment Effective Date a title search report with respect to each Property leased by it indicating that no prior liens exist with respect to such Property (other than customary easements and similar liens and encumbrances on title, or liens in favor of the Lenders, the Real Estate Administrative Agent or the Borrower).

         Section 21. Guarantors' Negative Covenants. Sections 12.01 through
12.21 of the Guarantee are hereby deleted in their entirety and the following Sections 12.01 through 12.18 are substituted therefor:

                  12.01 Restrictions on Indebtedness. None of the Guarantors and the Lessees will, nor will permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Lenders and the Agents arising under any of the Operative Agreements and Indebtedness arising under the Revolving Credit Agreement and the loan documents referred to therein;

                  (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (c) Indebtedness incurred in connection with the acquisition after the Omnibus Amendment Effective Date of any CA-Property (and in any event not more than ninety (90) days from the date of such acquisition) by such Guarantor, such Lessee or such Subsidiary as contemplated by Section 12.02(ix);

                  (d) obligations under or guaranties of Capitalized Leases;

                  (e) Indebtedness in respect of Hedging Agreements entered into for hedging purposes only and not for speculation;

                  (f) Indebtedness existing on the Omnibus Amendment Effective Date and listed and described on Schedule 12.01(f) hereto including any extensions or refinancings thereof on substantially similar terms as the Indebtedness being refinanced and provided there is no increase in the amount thereof;

                  (g) unsecured Indebtedness of any of the Company's Subsidiaries to, or in respect of Obligations of, the Company or another Subsidiary of the Company consisting of intercompany loans and, if no Default or Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred, any other Investments;

                  (h) unsecured Indebtedness of the Company to, or in respect of obligations of, a Subsidiary of the Company consisting of intercompany loans and, if no Default or Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred, any other Investments;

                  (i) Indebtedness of Foreign Subsidiaries (other than Indebtedness permitted under clause (g) hereof) with an aggregate principal Dollar Equivalent amount outstanding not to exceed $30,000,000;

                  (j) Indebtedness of the Guarantors and the Lessee in respect of the Operative Agreements and the New Synthetic Lease Facility, provided, however, that the aggregate amount of Indebtedness permitted thereunder (i) on and after the Closing Date through October 31, 2002 shall not exceed $100,000,000 and (ii) on and after November 1, 2002 shall not exceed $75,000,000;

                  (k) Indebtedness in respect of Permitted Joint Venture Activity, provided that no Default or Event of Default has occurred and is continuing or would result therefrom;

                  (l) unsecured Indebtedness of the Company in respect of the private placement offering of debt securities to be made after the Omnibus Amendment Effective Date in an aggregate principal amount outstanding not to exceed $50,000,000 at any time; and

                  (m) Indebtedness of the Company and its Domestic Subsidiaries in addition to Indebtedness otherwise permitted by clause (a) to (l) above with an aggregate principal Dollar Equivalent amount outstanding not to exceed 20% of Consolidated Tangible Net Worth (determined as of the last day of the Fiscal Quarter most recently ended), provided that at the time of incurrence of such Indebtedness no Default or Event of Default has occurred and is continuing or would result therefrom.

                  12.02 Restrictions on Liens. None of the Guarantors or Lessees will, nor will permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (g) of the definition of the term "Indebtedness," with or without recourse; provided that any Lessee, the

         Company or any of their Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                           (i) Liens in favor of such Guarantor or Lessee on all
                  or part of the assets of Subsidiaries of such Guarantor or Lessee securing Indebtedness owing by Subsidiaries of such Guarantor or Lessee to such Guarantor or Lessee;

                           (ii) Liens to secure taxes, assessments and other
                  government charges in respect of obligations and Liens to secure claims for labor, material or supplies, in each case in respect of obligations not overdue or which are being contested in good faith and by appropriate proceedings and for which such Guarantor, such Lessee or such Subsidiary has set aside on its books adequate reserves with respect thereto;

                           (iii) deposits or pledges made in connection with, or
                  to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                           (iv) Liens on properties in respect of judgments or
                  awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which such Guarantor, such Lessee or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                           (v) Liens of carriers, warehousemen, mechanics and
                  materialmen, and other like Liens, securing obligations incurred in the ordinary course of business, in respect of obligations not overdue or which in the aggregate do not have a Material Adverse Effect;

                           (vi) encumbrances on Real Estate consisting of
                  easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens and other minor Liens, provided that none of such Liens (A) interferes materially with the use of the property affected in the ordinary conduct of the business of the Guarantors, the Lessees and their Subsidiaries, and (B) individually or in the aggregate have a Material Adverse Effect;

                           (vii) pledges or deposits made in the ordinary course
                  of business to secure performance of bids, tenders, contracts (other than for the repayment of Indebtedness) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                           (viii) Liens existing on the Omnibus Amendment
                  Effective Date and listed on Schedule 12.02 hereto, provided that the principal amount secured thereby is not thereafter increased and no additional assets become subject to such Lien;

                           (ix) purchase money security interests in or purchase
                  money mortgages on CA-Property acquired after the Omnibus Amendment Effective Date to secure purchase money Indebtedness of the type and amount permitted by Section 12.01(c), incurred in connection with the acquisition of such CA-Property and in any event not more than ninety (90) days from the date of such acquisition, which security interests or mortgages cover only the CA-Property so acquired;

                           (x) Liens in respect of the interests of lessors
                  under Capitalized Leases and Synthetic Leases permitted under this Guarantee securing obligations of the Company or its Subsidiaries to the lessor under such Capitalized Leases or such Synthetic Leases;

                           (xi) Liens on assets of Foreign Subsidiaries securing
                  Indebtedness permitted under Section 12.01(i);

                           (xii) Liens granted to the Agents, the Lenders and
                  the Issuing Bank (each as defined in the Revolving Credit Agreement) pursuant to Section 16.1 of the Revolving Credit Agreement; and

                           (xiii) Liens on assets of the Company and its
                  Subsidiaries not otherwise permitted by clauses (i) through
                  (xii) above, so long as any Indebtedness secured thereby is permitted under the terms of Section 12.01, and the aggregate fair market value of all property secured by such Liens does not at any time exceed 5% of Consolidated Tangible Net Worth (determined as of the last day of the Fiscal Quarter most recently ended).

                  12.03 Restrictions on Investments. None of the Guarantors or the Lessees will, nor will such party permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) that mature within one (1) year from the date of purchase by such Guarantor or such Lessee;

                  (b) demand deposits, certificates of deposit, bank acceptances and time deposits maturing within 180 days from the date of purchase thereof of (i) United States banks having total assets in excess of $1,000,000,000 or (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is a member of the OECD;

                  (c) securities commonly known as "commercial paper" denominated in Dollars maturing within 180 days from the date of purchase thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's, and not less than "A 1" if rated by S&P;

                  (d) money market mutual funds denominated in an Optional Currency in countries in which the Company or any of its Subsidiaries operates a business provided that (i) each such fund in which the Company or any of its Subsidiaries makes an Investment has assets of not less than $50,000,000 and (ii) the proportional Investment in each such fund by the Company or such Subsidiary does not exceed five percent (5%) of the aggregate amount of all Investments in such fund;

                  (e) Investments existing on the Omnibus Amendment Effective Date and listed on Schedule 12.03 hereto;

                  (f) Investments consisting of loans and advances to employees
         (i) for moving, entertainment, travel and other similar expenses in the ordinary course of business and (ii) for any other purpose, with such Investments under this clause (ii) not to exceed $10,000,000 in the aggregate principal amount at any time outstanding;

                  (g) trade credit extended on usual and customary terms in the ordinary course of business;

                  (h) Investments by the Company in any Subsidiary of the Company or by any Subsidiary of the Company in the Company or another Subsidiary of the Company, provided (i) any loans or advances are unsecured and are evidenced by intercompany notes and (ii) before and after giving effect to such Investment, the Guarantors or the Lessees are in compliance with the Obligor Group Requirement;

                  (i) Acquisitions provided (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the assets or business subject to such Acquisition are in substantially the same or a similar type of business as the Company and its Subsidiaries,
         (iii) the Board of Directors and (if
         required by applicable law) the shareholders of any Person to be acquired have approved the terms of the Acquisition, and (iv) the Company delivers to the Lenders on or before the date on which it or any of its Subsidiaries agrees to or consummates any Acquisition a Compliance Certificate and pro forma financial statements, in form and substance satisfactory to the Administrative Agent, showing that on a pro forma basis no Default or Event of Default will occur under any of
         Section 12.15 through 12.18 or with respect to the Obligor Group Requirement over the 12 month period following the effective date of the Acquisition, based on reasonable projections of the financial performance of the Guarantors or the Lessees;

                  (j) Investments constituting Permitted Joint Venture Activity, provided no Default or Event of Default has occurred and is continuing or would result therefrom;

                  (k) repurchases of the Company's common stock in accordance with Section 12.04;

                  (l) guarantees of any obligations of landlords of a Guarantor or a Lessee to the extent that the obligations relate to funds arranged by a Guarantor or a Lessee and used to finance or refinance any stores of a Guarantor or a Lessee and such funds are intended to be a repaid through lease payments of a Guarantor or a Lessee; and

                  (m) Investments in respect of Hedging Agreements entered into for hedging purposes only and not for speculation.

                  12.04 Restricted Payments. None of the Guarantors or the Lessees will, nor will permit any of its Subsidiaries to, make any Restricted Payments except that, so long as no Default or Event of Default then exists or would result from such payment and the Company delivers to the Lenders prior to the date of any Restricted Payment contemplated under paragraphs (a), (d), (e) or (f) hereof a certificate in form and substance satisfactory to the Administrative Agent calculating the Leverage Ratio on a pro forma basis, including the impact of the contemplated Distribution in the calculation of Consolidated Total Funded Debt:

                  (a) The Company may make (i) repurchases of shares of its common stock at prices not exceeding the then existing market price, and it may receive shares of its common stock as payment of the exercise price of options, or as payment of taxes associated with the exercise of options or the vesting of restricted shares, which such delivered shares are deemed to be repurchased by the Company at fair market value (as defined in the Company's stock option plan) on the date of delivery to the Company and (ii) other Restricted Payments so long as the aggregate amount paid by the Company with respect to all such repurchases

         (including all such deemed repurchases) and other Restricted Payments does not at any time exceed the Restricted Payment Amount in effect from time to time;

                  (b) The Company may engage in stock splits (including reverse stock splits);

                  (c) Wholly-owned Subsidiaries may make Distributions to the Company or another Wholly-owned Subsidiary;

                  (d) Subsidiaries other than Wholly-owned Subsidiaries may make Distributions so long as (i) the aggregate amount of Distributions made by any such Subsidiary to any Person other than the Company or a Subsidiary of the Company in any Fiscal Year does not exceed 50% of such Person's pro rata share (based on the percentage of stock or other equity interests owned by such Person) of such Subsidiary's net income for such Fiscal Year as determined in accordance with GAAP and (ii) no later than ten (10) days prior to any such Distribution, the Company shall have given written notice to the Lenders and the Administrative Agent thereof, together with calculations demonstrating that such Distribution complies with this paragraph (d); and

                  (e) The Company may pay dividends on its preferred stock so long as the dividend rate on such preferred stock (after taking into account all other fees and amounts payable on such preferred stock) is less than the interest rate payable on the Loans.

                  12.05 Merger, Consolidation, Disposition of Assets and Sale Leaseback Transactions.

                  (a) Mergers and Consolidations. None of the Guarantors or the Lessees will, nor will permit any of its Subsidiaries to, become a party to any merger, amalgamation or consolidation, except, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) any Guarantor or Lessee (other than the Company) may merge or consolidate into another Guarantor or Lessee,
         (ii) any Subsidiary of the Company may consolidate or merge into any Lessee, a Guarantor or any Wholly-owned Subsidiary of a Guarantor or a Lessee provided a Lessee, a Guarantor or the Wholly-owned Subsidiary is the surviving corporation of such consolidation or merger, (c) any Subsidiary of the Company (other than a Lessee or Guarantor) may consolidate or merge into any other Subsidiary of the Company (other than a Lessee or Guarantor) and (d) any Guarantor or Lessee (other than the Company) or Subsidiary of the Company may merge or consolidate into another Person so long as both before and after giving effect to such merger or consolidation the Guarantors and the Lessees are in compliance with the Obligor Group Requirement and (i) the disposition of the assets of such Borrower or such Subsidiary would have been permitted under Section 12.02(b) or (ii) (A) the surviving entity, immediately after giving effect to such merger or consolidation, is or becomes a Lessee or a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement and the documents referred to therein and (B) such transaction, if it had been structured as an Acquisition by any Guarantor, any Lessee or Subsidiary of the Company, would not have been prohibited under Section 12.06.

                  (b) Disposition of Assets. None of the Guarantors or the Lessees will, nor will such party permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than:

                           (i) the sale of inventory, the licensing of
                  intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices;

                           (ii) any sale, transfer, assignment or lease of
                  CA-Property, including without limitation any store closures, in the ordinary course of business which are no longer necessary or required in the conduct of such Borrower's or Subsidiary's business;

                           (iii) any sale or transfer of any CA-Property owned
                  by any Guarantor, any Lessee or any of their Subsidiaries in order then or thereafter to lease such CA-Property or lease other CA-Property that any Guarantor, any Lessee or any of their Subsidiaries intends to use for substantially the same purpose as the property being sold or transferred (a "sale-leaseback transaction") in the ordinary course of business and provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                           (iv) any sale, transfer or lease of CA-Property by
                  the Company to any Subsidiary of the Company or by any Subsidiary of the Company to the Company or another Subsidiary of the Company provided before and after giving effect to such sale, transfer or lease, the Guarantors and the Lessees are in compliance with the Obligor Group Requirement;

                           (v) any sale, transfer or lease of CA-Property in the
                  ordinary course of business which is replaced by substitute CA-Property;

                           (vi) any transfers to Kmart of "Premises" pursuant to
                  the Kmart Indemnity (as such term is defined therein) if and to the extent that any such transfer does not cause an Event of Default under paragraph (q) of Article IX of the Credit Agreement;

                           (vii) any sale, transfer or lease of property by the
                  Company or any of its Subsidiaries constituting all or a portion of a Permitted Joint Venture Activity; and

                           (viii) other dispositions of assets that do not have
                  a Material Adverse Effect, provided that (i) the aggregate net book value of the assets to be sold plus the net book value of all other assets of the Guarantors, the Lessees and their Subsidiaries sold or otherwise disposed of under this clause
                  (viii) during the period of time from the Closing Date through the date of such sale does not, at the time of such sale or other disposition, exceed 15% of the Consolidated Total Assets of the Guarantors, the Lessees and their Subsidiaries, (ii) such assets are sold or otherwise disposed of in an arm's length transaction for fair market value (after giving effect to all tax benefits, if any, associated with such sale or other disposition), (iii) no Default or an Event of Default exists or would result from such sale and (iv) before and after giving effect to such disposition, the Guarantors and the Lessees are in compliance with the Obligor Group Requirement.

                  12.06 Acquisitions. None of the Guarantors or the Lessees will, nor will permit any of its Subsidiaries to, enter into any stock or asset acquisitions (other than the acquisition of assets in the ordinary course of such Person's business, and Acquisitions permitted under Section 12.03(i) or become or agree to become a general or limited partner, joint venturer or member in any partnership, joint venture or limited liability company, as the case may be, provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company or any of its Subsidiaries may own or create (a) any Subsidiary so long as both before and after giving effect thereto the Guarantors and the Lessees are in compliance with the Obligor Group Requirement or (b) any Joint Venture so long as any Investment with respect thereto would constitute a Permitted Joint Venture Activity.

                  12.07 Compliance with Environmental Laws. None of the Guarantors or the Lessees will, nor will permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances,
         (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

                  12.08 Modifications of Other Documents. None of the Guarantors or the Lessees will, nor will permit any of its Subsidiaries to, permit or otherwise consent to any amendment to or modification of any of the Kmart Agreements, the Credit Agreement, the Guarantee, the Participation Agreement, any Financed Lease or any other Operative Agreement (as defined in the Credit Agreement), the New Lease Loan Agreement, the New Lease Guaranty, the New Master Agreement, or any other Operative Agreement (as defined in the New Master Agreement) which could reasonably be expected to have a Material Adverse Effect, which would have the effect of materially increasing the obligations of or burdens on the Borrowers or any of their Subsidiaries thereunder or which would have the effect of shortening or deleting any notice or cure period provided for therein.

                  12.09 Employee Benefit Plans. None of the Guarantors, the Lessees nor any ERISA Affiliate will:

                  (a) engage in any "prohibited transaction" within the meaning of ss. 406 of ERISA or ss. 4975 of the Code which could result in a material liability for any of the Guarantors, the Lessees or any of their Subsidiaries; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss. 302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any of the Guarantors, the Lessees or any of their Subsidiaries pursuant to ss. 302(f) or ss. 4068 of ERISA; or

                  (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to ss. 307 of ERISA or ss. 401(a)(29) of the Code; or

                  (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss. 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities; or

                  (f) permit or take any action which would contravene any Applicable Pension Legislation.

                  12.10. Business Activities. None of the Guarantors or the Lessees will, nor will permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than (a) with respect to the Guarantors and the Lessees, the businesses conducted by them on the effective date of the Omnibus Amendment, substantially as conducted and operated by such Person as of such date and (b) with respect to any Subsidiary of a Guarantor or a Lessee, substantially as conducted and operated by a Guarantor or a Lessee on the effective date of the Omnibus Amendment or in businesses reasonably incidental and complementary thereto.

                  12.11 Fiscal Year. None of the Guarantors or the Lessees will, nor will such party permit any of its Subsidiaries to, change its Fiscal Quarter or change its Fiscal Year.

                  12.12. Transactions with Affiliates. None of the Guarantors or the Lessees will, nor will such party permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of any of the Guarantors and the Lessees, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business and provided such transaction is not otherwise prohibited by the Operative Agreements.

                  12.13 Changes in Governing Documents. None of the Guarantors or the Lessees will, nor will permit any of its Subsidiaries to, amend in any respect its Governing Documents in the event such change would be adverse to the Lenders.

                  12.14. Inconsistent Agreements. Each of the Guarantors and the Lessees shall not, and shall not permit any of its Subsidiaries to, enter into or become or remain subject to any restriction on the ability of such Guarantor, such Lessee or such Subsidiary to make dividends or distributions in cash or kind to such Guarantor, such Lessee or such Subsidiary, to make loans, advances or other payments of whatsoever nature to such Guarantor, such Lessee or such Subsidiary, or to make transfers or distributions of all or any part of its assets to such Guarantor, such Lessee or such Subsidiary either in its Governing Documents or in any agreement or contract to which it is a party (other than restrictions in this Guarantee, the other Operating Agreements, the New Master Agreement and the Revolving Credit Agreement), nor shall any of them enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or could reasonably be expected to impose materially adverse conditions upon, the incurrence of the Obligations under the Operating Agreements, any provisions of the Operative Agreements or the amending of any of the Operative Agreements, (b) contains any provision which would be violated or breached by the making of Loans to the Borrower or any Lessee, the incurrence of Indebtedness by any Guarantor or Lessee hereunder, or by the performance by any Guarantor or Lessee or any of its Subsidiaries of any of its obligations under any Operative Agreement or (c) directly or indirectly prohibits any of the Guarantors or the Lessees or any of its Subsidiaries from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired, other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under Section 12.02, (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by such Guarantor, such Lessee or such Subsidiary in the ordinary course of its business, and (iii) restrictions in the Revolving Credit Agreement, the other Loan Documents (as defined in the Revolving Credit Agreement), this Guarantee and the New Master Agreement.

                  12.15. Fixed Charge Coverage Ratio. The Guarantors and the Lessees will not permit the Fixed Charge Coverage Ratio for any Fiscal Quarter ending during any period described in the table set forth below to be less than the ratio set forth opposite such period in such table:

                          Period                             Ratio
                          ------                             -----
                          FQ4 2001 - FQ4 2002                1.6:1.0
                          FQ1 2003 - thereafter              1.7:1.0

                  12.16. Leverage Ratio. The Guarantors and the Lessees will not permit the Leverage Ratio at the end of any Fiscal Quarter to exceed 1.5:1.0.

                  12.17. Consolidated Tangible Net Worth. The Guarantors and the Lessees will not permit Consolidated Tangible Net Worth to be less than the sum of (a) $800,000,000 plus, (b) on a cumulative basis, fifty percent (50%) of positive Consolidated Net Income for each Fiscal Year subsequent to the Omnibus Amendment Effective Date plus (c) one hundred percent (100%) of the proceeds of any sale by the Guarantors and the Lessees of (i) equity securities issued by any Guarantor or any Lessee or (ii) warrants or subscription rights for equity securities issued by any Guarantor or Lessee.

                  12.18. Capital Expenditures. The Guarantors and the Lessees will not make or permit any Subsidiary of a Guarantor or a Lessee to make, Capital Expenditures in any Fiscal Year described in the table below that exceed, in the aggregate the amount set forth opposite such Fiscal Year in the table below:

                          Fiscal Year                        Amount
                          -----------                        ------
                          Fiscal Year 2002                   $150,000,000
                          Fiscal Year 2003                   $158,000,000
                          Fiscal Year 2004                   $148,000,000
                          Fiscal Year 2005                   $139,000,000

         provided, however, that (a) in addition to the amounts described above, the Guarantors and the Lessees may increase Capital Expenditures during any Fiscal Year described in the table above by an amount equal to twenty-five percent (25%) of Consolidated Excess Cash Flow for the immediately preceding Fiscal Year and (b) if during any Fiscal Year the amount of Capital Expenditures permitted under the table above and clause (a) hereof (the "Permitted Amount") for that Fiscal Year is not so utilized, the lesser of (i) one hundred percent (100%) of such unutilized amount and (ii) fifty percent (50%) of the Permitted Amount for that Fiscal Year may be utilized in the next succeeding Fiscal Year (prior to the Permitted Amount for such succeeding Fiscal Year being used) but not in any subsequent Fiscal Year.

         Section 22. Grant of Security Interest. A new Article XXVI of the Guarantee is hereby inserted immediately after Article XXV of the Guarantee as follows:

                  ARTICLE XXVI. Granting Clause. In order to secure the obligations of the Guarantors under this Guarantee and each other Operative Agreement, each of the Guarantors that is also a Lessee, as grantor, hereby (i) grants, mortgages and warrants to the Real Estate Administrative Agent for the benefit of the Lenders, as mortgagee or beneficiary and secured party, or any successor thereto, a first and paramount Lien on such Guarantor's interest in each Property in which such Guarantor has an interest, (ii) represents that the Real Estate Administrative Agent shall have, as a result of such determination, all of the rights, powers and remedies of a mortgagee, deed of trust beneficiary or secured party available under applicable law to take possession of and sell (whether by foreclosure or otherwise) such Guarantor's interest in any such Property. The effective date of such mortgage, security deed or deed of trust shall be the effective date of this Guarantee.

         Section 23. Notes. The Notes issued by the Borrower on the Effective Date to each of the Lenders (including any Departing Lender) (the "Original Notes") shall be replaced with Tranche A Note and Tranche B Note issued by the Borrower to the Administrative Agent for the benefit of the Lenders (including the New Lenders); upon such replacement, such Original Notes shall be deemed to be cancelled. Any reference to the Notes in the Operative Agreements shall be deemed to refer to such replacement Notes.

         Section 24. Guarantee; Representations. The Guarantors hereby affirm their obligations under the Guarantee after giving effect to this Amendment. Each Guarantor and each Lessee hereby represents and warrants that, after giving effect to this Amendment, (i) no Lease Event of Default, Event of Default, Lease Default or Default has occurred and is continuing or will result from this Amendment, (ii) there shall not have occurred any event that could reasonably be expected to have a Material Adverse Effect since the Balance Sheet Date, and
(iii) each representation and warranty of each Guarantor and each Lessee contained in the Participation Agreement and the other Operative Agreements is true and correct in all material respects on the date hereof as though made on and as of the date hereof, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

         Section 25. Conditions. The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of the following documents, each of which shall be satisfactory in form and substance to the Administrative Agent: (i) the replacement Notes referred to in Section 23 of this Amendment executed by the Borrower; (ii) a certificate of the Secretary or an Assistant Secretary of each Guarantor and each Lessee attaching to it and certifying as to (A) the Board of Directors' (or appropriate committee's) resolution duly authorizing the execution, delivery and performance by it of this Amendment, (B) the incumbency and signatures of persons authorized to execute and deliver this Amendment on its behalf and (C) its articles of incorporation and bylaws; (iii) the opinions of in-house counsel to the Lessees and the Guarantors and Dickenson Wright PLLC, substantially in the form set forth in Exhibit A hereto, and (iv) receipt by the Departing Lenders of the prepayment amounts of Revolving Credit Loans and Swing Loans described in Section 18 hereof, together with the payment of all costs, expenses and fees of the Departing Lenders in accordance with the Operative Agreements (including their pro rata share of the Facility Fee due June 2002).

         Section 26. Miscellaneous. This Amendment shall be governed by, and construed in accordance with, the laws of the state of New York. This Amendment may be executed by the parties hereto and separate counterparts, (including by facsimile), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one in the same agreement. The Operative Agreements, as amended hereby, remain in full force and effect and are hereby ratified by each of the parties hereto. Any reference to any Operative Agreement from and after the date hereof shall be deemed to refer to such Operative Agreements as amended hereby, unless otherwise expressly stated. The Company hereby agrees to promptly pay, or reimburse the Administrative Agent and the Lenders for all costs and expenses, including reasonable legal fees and disbursements, incurred by such Person in connection with this Amendment.

         Section 27. Instruction to Owner Trustee. The undersigned Investor, being the sole Investor under the Trust Agreement, by executing its counterpart of this Amendment hereby authorizes and instructs the Owner Trustee to execute and deliver this Amendment pursuant to Section 4.2 of the Trust Agreement. The undersigned Investor hereby certifies that it has reviewed and approved of this Amendment, and this instruction and such action by the Owner Trustee pursuant to this instruction are not contrary to any obligation of the Owner Trustee, and are consistent with, permitted by and in compliance with each of the Operative Agreements and any applicable law. In order to induce the Owner Trustee to take the foregoing actions, the Investor hereby agrees to indemnify Wilmington Trust Company, its directors, officers, employees, and agents (each, an "Indemnitee") for, and agrees to hold each Indemnitee harmless against, any liability, loss or expense (including, without limitation, legal and other professional fees and expenses) incurred by an Indemnitee in connection with or arising out of the taking by Wilmington Trust Company, as Owner Trustee, of the foregoing actions. In addition, the undersigned Lessees hereby consent to the taking by the Owner Trustee of the foregoing actions.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the year first above written.

                                    BORDERS GROUP, INC., as a Guarantor



                                    By: /s/ Edward W. Wilhelm
                                        ----------------------------------------
                                    Name Printed:  Edward W. Wilhelm
                                    Title: Senior Vice President and Chief
                                    Financial Officer


                                    BORDERS, INC., as a Lessee and a Guarantor



                                    By: /s/ Edward W. Wilhelm
                                        ----------------------------------------
                                    Name Printed:  Edward W. Wilhelm
                                    Title: Senior Vice President and Treasurer


                                    WALDEN BOOK COMPANY, INC., as a Lessee
                                    and a Guarantor



                                    By: /s/ Edward W. Wilhelm
                                        ----------------------------------------
                                    Name Printed:  Edward W. Wilhelm
                                    Title:  Senior Vice President and Treasurer


                                    WALDENBOOKS PROPERTIES, INC., as a
                                    Lessee and a Guarantor



                                    By: /s/ Edward W. Wilhelm
                                        ----------------------------------------
                                    Name Printed:  Edward W. Wilhelm
                                    Title:  Senior Vice President and Treasurer

                                    BORDERS PROPERTIES, INC., as a Lessee and a Guarantor



                                    By: /s/ Edward W. Wilhelm
                                        ----------------------------------------
                                    Name Printed:  Edward W. Wilhelm
                                    Title:  Senior Vice President and Treasurer


                                    PLANET MUSIC, INC., as a Guarantor



                                    By: /s/ Edward W. Wilhelm
                                        ----------------------------------------
                                    Name Printed:  Edward W. Wilhelm
                                    Title:  Senior Vice President and Treasurer


                                    BORDERS ONLINE, LLC., as a Guarantor



                                    By: /s/ Edward W. Wilhelm
                                        ----------------------------------------
                                    Name Printed:  Edward W. Wilhelm
                                    Title:  Senior Vice President and Treasurer


                                    BORDERS OUTLET, INC., as a Guarantor



                                    By: /s/ Edward W. Wilhelm
                                        ----------------------------------------
                                    Name Printed:  Edward W. Wilhelm
                                    Title:  Senior Vice President and Treasurer


                                    BORDERS FULFILLMENT, INC., as a Guarantor



                                    By: /s/ Edward W. Wilhelm
                                        ----------------------------------------
                                    Name Printed:  Edward W. Wilhelm
                                    Title:  Senior Vice President and Treasurer

                                    THE LIBRARY, LTD., as a Guarantor



                                    By: /s/ Edward W. Wilhelm
                                        ----------------------------------------
                                    Name Printed:  Edward W. Wilhelm
                                    Title:  Senior Vice President and Treasurer

                                    BORDERS ONLINE, INC., as a Guarantor



                                    By: /S/ Edward W. Wilhelm
                                       ----------------------------------------
                                    Name Printed:  Edward W. Wilhelm
                                    Title:  Senior Vice President and Treasurer

                                    WILMINGTON TRUST COMPANY, not in its
                                    individual capacity, but solely as Owner
                                    Trustee



                                    By: ________________________________________
                                    Name Printed: ______________________________
                                    Title: _____________________________________

                                    SAM PROJECT FUNDING CORP. I



                                    By: ________________________________________
                                    Name Printed: ______________________________
                                    Title: _____________________________________

                                    SUNTRUST BANK, as Co-Arranger,
                                    Documentation Agent, Administrative Agent and a Lender



                                    By: ________________________________________
                                    Name Printed: ______________________________
                                    Title: _____________________________________

                                    FLEET NATIONAL BANK, as Co-Arranger,
                                    Syndication Agent, and a Lender



                                    By: ________________________________________
                                    Name Printed: ______________________________
                                    Title: _____________________________________

                                    PNC BANK NATIONAL ASSOCIATION, as
                                    former Administrative Agent and as a Lender



                                    By: ________________________________________
                                    Name Printed: ______________________________
                                    Title: _____________________________________

                                    BANK ONE, NA, as former Syndication Agent and as a Departing Lender



                                    By: ________________________________________
                                    Name Printed: ______________________________
                                    Title: _____________________________________

                                    DEUTSCHE BANK TRUST COMPANY AMERICAS, as former Real Estate Administrative Agent and as a Departing Lender



                                    By: ________________________________________
                                    Name Printed: ______________________________
                                    Title: _____________________________________

                                        MIZUHO CORPORATE BANK, LIMITED, as a
                                        Departing Lender

                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                                        KEYBANK, NATIONAL ASSOCIATION, as a
                                        Departing Lender

                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                                        COMERICA BANK, as a Lender


                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                                        JP MORGAN CHASE BANK, as a Departing
                                        Lender

                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                                        UNION BANK OF CALIFORNIA, N.A., as a
                                        Departing Lender

                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                                        BNP PARIBAS, as a Departing Lender

                                        By:_______________________________
                                        Name Printed:_____________________
                                        Title:____________________________

                                        HIBERNIA NATIONAL BANK, as a Lender

                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                                        THE NORTHERN TRUST COMPANY, as a
                                        Departing Lender

                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                                        THE BANK OF NEW YORK, as a Lender

                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                                        U.S. BANK NATIONAL ASSOCIATION, as
                                        a Lender

                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as a Departing Lender

                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                                        FIRST HAWAIIAN BANK, as a Departing
                                        Lender

                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                                        BANK OF SCOTLAND, as a Departing Lender

                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION, as a Lender

                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                                        NATIONAL CITY BANK, as a New Lender

                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                                        LORD SECURITIES, INC., AS INVESTOR

                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                                SCHEDULE 1.01(A)

              Euro-Rate Margin, Base Rate Margin, Facility Fee Rate

      For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Base Rate Margin, Euro-Rate Margin and Facility Fee Rate shall be the applicable margin set forth below with respect to the Fixed Charge Coverage Ratio, as determined for the Reference Period of the Guarantors, the Lessees and their Subsidiaries ending with the Fiscal Quarter ended immediately prior to the applicable Rate Adjustment Period.

            Fixed Charge           Base Rate    Euro-Rate      Facility
Level       Coverage Ratio          Margin       Margin        Fee Rate
-----       --------------          ------       ------        --------
  I         Greater than or equal      0%        0.950%         0.175%
            to 2.25:1.00

  II        Less than 2.25:1.00        0%        1.175%         0.200%
            but greater than or
            equal to 2.00:1.00

 III        Less than 2.00:1.00        0%        1.375%         0.250%
            but greater than or
            equal to 1.75:1.00

  IV        less than 1.75:1.00        0%        1.500%         0.375%

      Notwithstanding the foregoing, (a) for the Revolving Credit Loans outstanding and the Facility Fee payable during the period commencing on the Omnibus Amendment Effective Date through the date immediately preceding the first Adjustment Date to occur after the date that is six months after the Omnibus Amendment Effective Date, the Base Rate Margin, Euro-Rate Margin and Facility Fee Rate shall be the applicable margin set forth in Level III above, and (b) if the Guarantors fail to deliver any Compliance Certificate pursuant to
Section 11.04(c) of the Guarantee then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Base Rate Margin, Euro-Rate Margin and Facility Fee Rate shall be the highest applicable margin set forth above.

                                   SCHEDULE II

                             Commitments of Lenders

                                                   Amount of
Name of Lender          Address for Notices        Commitment      Ratable Share(1)
--------------          -------------------        ----------      ----------------
SunTrust Bank           303 Peachtree Street
                        Atlanta, GA 30308          $39,000,000(2)
                        Attention: Jonathan Simon  $14,000,000(3)  18.6667%

Fleet National Bank                                  $5,000,000     6.6667%

PNC Bank                                            $13,000,000    17.3333%

Comerica Bank                                        $5,000,000     6.6667%

Hibernia National Bank                               $5,000,000     6.6667%

The Bank of New York                                 $5,000,000     6.6667%

US Bank                                             $10,000,000    13.3333%

Wachovia Bank                                       $13,000,000    17.3333%

National City Bank                                   $5,000,000     6.6667%

(1) Ratable Share is calculated as of the date that the aggregate outstanding principal amount of all Revolving Credit Loans shall be reduced to $75,000,000.

(2) SunTrust Commitment prior to the aggregate outstanding principal amount of all Revolving Credit Loans being reduced to $75,000,000.

(3) SunTrust Commitment on and after the date that the aggregate outstanding principal amount of all Revolving Credit Loans is reduced to $75,000,000.